Exhibit 99.2

PROXY

FOR THE SPECIAL MEETING OF WARRANTHOLDERS

OF

PROSPECT ACQUISITION CORP.

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints David A. Minella and James J. Cahill (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the warrants that the undersigned is entitled to vote at the Special Meeting of Warrantholders of Prospect Acquisition Corp. (the “Company”) to be held on November __, 2009 at 8:30 a.m. Eastern Standard Time and at any adjournments and postponements thereof.  Such warrants shall be voted as indicated with respect to the proposal(s) listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE WARRANTS REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED WARRANTHOLDER.  IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.  PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2

1. Vote on Amendment to Warrant Agreement	For	Against	Abstain

Approval of an amendment to the warrant agreement (“Warrant Amendment”) that governs (i) the warrants issued in the Company’s initial public offering (the “Public Warrants”) and (ii) the warrants purchased by each of the Company’s sponsors in connection with the Company’s initial public offering (the “Sponsors Warrants”), in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of September 8, 2009, by and among the Company, KW Merger Sub Corp. and Kennedy-Wilson, Inc., and the transactions contemplated thereby.

	☐	☐	☐

The Warrant Amendment would (i) allow each warrantholder to elect, for each outstanding Public Warrant either (x) to receive upon the closing of the merger $0.55 in cash (the “Cash Amount”), or (y) to continue to hold a Public Warrant as amended and restated exercisable for one share of Company common stock (a “Company Warrant”), subject to adjustment and proration as described in the definitive proxy statement/prospectus under the heading “Warrant Amendment Proposal” and (ii) amend the terms of the Sponsors Warrants.

Warrant Election
Only if you voted “FOR” Proposal No. 1 may you select to receive a Company Warrant in exchange for each of your warrants by marking the “Warrant Election” box.	Warrant Election
☐
If you vote “FOR” Proposal No. 1 and do not mark the “Warrant Election” box or if you vote “AGAINST” or if you “ABSTAIN” you will automatically receive the Cash Amount.

(Continued and to be marked, dated and signed on the reverse side.)

2. Vote on Adjournment of Special Meeting of Warrantholders	For	Against	Abstain
Approval of an adjournment of the Special Meeting of Warrantholders, if necessary, to permit further solicitation and a vote of proxies in favor of the Warrant Amendment.	☐	☐	☐

The warrants represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned warrantholder(s).  If no direction is made, this proxy will be voted “FOR” proposals 1 and 2.  If any other matters properly come before the meeting, the person named in this proxy will vote in his/her discretion.

This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting of Warrantholders by giving written notice of such revocation to the Secretary of the Company prior to the Special Meeting of Warrantholders or by filing with the Secretary of the Company prior to the Special Meeting of Warrantholders a later-dated proxy.  Should the undersigned be present and want to vote in person at the Special Meeting of Warrantholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Special Meeting of Warrantholders.

IMPORTANT - PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.  THANK YOU FOR VOTING.

Signature ___________________________________   Signature, if held jointly __________________________________

Dated ______________________________________

When warrants are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

Proxy - Prospect Acquisition Corp.

You are cordially invited to attend the Special Meeting of Warrantholders

November __, 2009, at 8:30 a.m. Eastern Standard Time, at

9130 Galleria Court, Suite 318, Naples, Florida 34109